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                                                                EXHIBIT 10.15.10


                          SEVENTH AMENDMENT AGREEMENT

          This Seventh Amendment Agreement (this "Amendment"), dated as of July 18, 1997, is entered into by Rohr, Inc., a Delaware corporation ("Rohr), State Street Bank and Trust Company of California, National Association, a national banking association, not in an individual capacity but solely as owner trustee ("Trustee"), and General Electric Capital Corporation ("GE Capital").

                                  WITNESSETH:

          WHEREAS, Rohr is a party to a Sublease Agreement, dated as of September 14, 1992, with the Trustee and an individual trustee, as owner trustees under that certain Trust Agreement for the benefit of GE Capital (such Sublease Agreement as amended to date, being hereinafter referred to as the "GE Capital Sublease"); and

          WHEREAS, Rohr has requested that the GE Capital Sublease be modified;

          NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1.  Amendment to GE Capital Sublease.  The GE Capital Sublease is
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amended as follows:

              (a)  The definition of "Net Income Available For Fixed Charges" in
           Section 1.01 of the Credit Agreement, dated as of April 26, 1989, among Sublessee, the Lenders parties thereto and Citicorp USA, Inc., as agent (as in effect on January 19, 1996, after giving effect to the Eleventh Amendment thereto dated as of January 19, 1996; the "Credit Agreement), incorporated by Section XVII (j) into the GE Capital Sublease, is amended and restated to read as follows:

                   'Net Income Available for Fixed Charges' means, for any
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           period, net income (or net deficit, as the case may be) before taxes for such period, as determined in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e), plus amounts which, in the determination of net income for such period, have been deducted for (i) the items referred to in the definition of "Fixed Charges" in this Section 1.01, (ii) depreciation, (iii) in the case of any such period that includes the month of April 1992, the $50,000,000

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           special provision which was established by the Borrower in the third quarter of Fiscal Year 1992, (iv) in the case of any such period that includes the fiscal month ending May 2, 1993 (A) the cumulative effect through May 2, 1993 of the accounting changes adopted by the Borrower, effective as of August 1, l992, as described in the Borrower's Form 10-Q filed with the Securities and Exchange Commission for third Fiscal Quarter 1993, and (B) the provisions and charges, not in excess of $38 million in the aggregate, established by the Borrower in the third Fiscal Quarter of Fiscal Year 1993, (v) non-cash expenses, in an amount not to exceed $10 million in the aggregate from November 1, 1995 through the Termination Date, that are incurred by Borrower in connection with one or more exchanges by Borrower of shares of its common stock for all or any portion of Borrower's Convertible Subordinated Notes due 2004 or Borrower's Convertible Subordinated Debentures due 2012, (vi) non-cash expenses, in an amount not to exceed Six Million Dollars ($6,000,000), incurred by the Borrower in connection with the sale of Rohr Credit Corporation, (vii) the provisions and charges, not in excess of Eighty Million Dollars ($80,000,000), established by the Company at one time in fiscal 1998 or earlier in connection with the MD-90 program, and (viii) the provisions and charges, not in excess of Seventy Million Dollars ($70,000,000), established by the Company at one time in fiscal 1998 or earlier in connection with the cessation of the use of the program method of accounting.

               (b) The provisions of Sections 5.01(c) of the Credit Agreement, incorporated by Section XVII (j) into the GE Capital Sublease, are amended by adding the following clauses to the end thereof:

           less, (iv)  an amount equal, on an after tax basis, to the
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           provisions and charges established by the Company at one time in fiscal 1998 or earlier in connection with the MD-90 program, assuming a forty percent (40%) effective tax rate, such amount not to exceed Forty Eight Million Dollars ($48,000,000); less,
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           (v) an amount equal, on an after tax basis, to the provisions and charges established by the Company at one time in fiscal 1998 or earlier in connection with the cessation of the use of the program method of accounting, assuming a forty percent (40%) effective tax rate, such amount not to exceed Forty Two Million Dollars ($42,000,000).

               (c) The first sentence of Section XVII (k) into the GE Capital Sublease, is amended and restated to read as follows:

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                    "With respect to the provisions incorporated herein pursuant to the provisions of Section XVII(j), all accounting terms not defined herein or therein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements contained in the Sublessee's Annual Report on Form 10-K for the fiscal year ended July 31, 1997."


          2.  Jury Trial Waiver.  EACH OF THE PARTIES HERETO HEREBY
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UNCONDITIONALLY WAIVES THEIR RESPECTIVE RIGHT TO A JURY TRIAL OF ANY CLAIM OR
CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS AMENDMENT, ANY DEALINGS AMONG ANY OF THEM RELATING TO THE SUBJECT MATTER HEREOF, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED AMONG THEM. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS). THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AMENDMENT. IN THE EVENT OF LITIGATION, THIS AMENDMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

          3.  Direction to Trustee.  GE Capital hereby joins in this Amendment
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to acknowledge its consent to the terms and provisions hereof and to direct the
Trustee to enter into this Amendment and any other agreements, instruments and documents to be executed in connection herewith in its capacity as owner trustee.

          4.  Expenses.  Rohr agrees to pay all reasonable costs and expenses of
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the Trustee and GE Capital in connection with the preparation, execution, delivery and enforcement of this Amendment and any other agreements, instruments and documents executed in connection herewith.

          5.  Further Assurances.  Each of the parties hereto agrees that at any
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time it shall execute and deliver all further instruments and documents, and take all further action, in order to effectuate or otherwise document the transactions contemplated hereby or otherwise implement the intention of the parties under this Amendment, as any of the parties hereto and their successors and assigns reasonably may request.

          6.  Further Modifications.  NO VARIATION OR MODIFICATION OF THIS
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AMENDMENT OR ANY WAIVER OF ANY OF ITS PROVISIONS OR CONDITIONS, SHALL BE VALID
UNLESS IN WRITING AND SIGNED BY AN AUTHORIZED REPRESENTATIVE OF EACH OF THE PARTIES HERETO.

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          7.  Multiple Counterparts.  This Amendment may be executed in two or
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more counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall constitute one and the same instrument.

          8.  Conditions to Effectiveness.  This Amendment shall become
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effective, as of the date first written above, when it has been executed and delivered by each of the parties hereto.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the date first above written.


Rohr, Inc.                        State Street Bank and Trust Company of
                                  California, National Association, not in its individual capacity but solely as Corporate
                                  Trustee



By:    /s/                        By:    /s/
Name:  Kenneth W. Scholz          Name:  Scott C. Emmons
Title: Treasurer                  Title: Assistant Vice President




                                  General Electric Capital Corporation

                                  By:    /s/
                                  Name:  Moira Duncan
                                  Title: Region Credit Analyst

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